UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549


                          FORM 8-K
                       CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported): February 14, 2003


                     MaxxZone.com, Inc.
                 ---------------------------
     (Exact name of Registrant as specified in charter)


      Nevada              000-33465                88-0503197
   -------------        -------------            -----------------
   (State of Other      (Commission              (IRS Employer
   Jurisdiction          File Number)            Identification No.)
   of Incorporation)


     1770 N. Green Valley Pkwy.
           Suite 3214
        Las Vegas, Nevada                          89014
  --------------------------------             ------------
   (Address of Principal Executive              (Zip Code)
             Offices)


 Registrant's telephone number, including area code: (702) 616-7337


                             N/A
                      ----------------
    (Former Name or Former Address, if Changed Since Last Report)




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Item 2. Acquisition or Disposition of Assets.

On February 14, 2003, MaxxZone.com, Inc. acquired the assets of Maxxplay Enterprises, Inc. The manner of acquisition was a one for one exchange of stock. Holders of all issued and outstanding shares of Maxxplay Enterprises, Inc. exchanged their shares for restricted shares in MaxxZone.com, Inc. consistent with Rule 144(a)(3) of the Securities and Exchange Act of 1933. By virtue of the transaction, MaxxZone.com, Inc. acquired assets including provisional patent applications, trademarks, domain names and copyrights for various sports equipment related to baseball, softball, tennis, golf, soccer, volleyball and basketball. The particular items include designs for the manufacture and marketing of specialized rackets, bars, goals and hoops, ball re-bounders and related swing and timing devices and modified balls and nets. MaxxZone.com, Inc. agreed to issue to the holders of Maxxplay Enterprises, Inc. a total of 13,845,000 shares of restricted common stock in exchange for delivery of 13,845,000 issued and outstanding common shares of Maxxplay Enterprises, Inc. as well as the assets listed above. The consideration was calculated based upon the prospective value of the acquired assets in MaxxZone.com's present business plan and model.

Mr. Roland Becker, Director, President and Chief Executive Officer of MaxxZone.com, Inc. controls 11,500,000 common shares of Maxxplay Enterprises, Inc. Maxxplay Enterprises, Inc. has issued and outstanding common shares of 13,845,000. There is only one class of shares in Maxxplay Enterprises, Inc. and that is common stock.

Item 7. Financial Statements and Exhibits.

Financial statements required by this item will be filed by amendment to this Form 8-K not later than 60 days after the date that this initial report is filed.


                           SIGNATURES

     Pursuant  to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                       MaxxZone.com, Inc.
                     ----------------------
                          (Registrant)

By: /s/ Roland Becker
   ---------------------
Roland Becker, President




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